UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

CALIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34674	68-0438710
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1035 N. McDowell Blvd.

Petaluma, CA 94954

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (707) 766-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment to Form 8-K (this “Amendment”) is being filed to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 28, 2012 (the “Original Report”), by Calix, Inc. (the “Company”), solely in order to correct the annual base salary and target bonus reported for Andy Lockhart, Senior Vice President, International Sales and Marketing. This Amendment speaks as of the original filing date of the Form 8-K, and except as expressly set forth herein, this Amendment does not amend, modify or update the disclosures contained in the Original Report.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of January 1, 2012, Andy Lockhart’s base salary is $283,375 and target bonus is $243,703. Mr. Lockhart’s base salary and target bonus are denominated as £180,000 and £154,800, respectively, and have been converted using the February 23, 2012 exchange rate of 0.6352 Great British pound sterling to 1 US Dollar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 29, 2012	CALIX, INC.

	By:	/s/ Michael Ashby
	Name:	Michael Ashby
	Title:	Executive Vice President and Chief Financial Officer